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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of W. R. Berkley Corporation:


     We consent to the use of our reports dated February 23, 2001, except for note(20) which is as of March 6, 2001, incorporated herein by reference in Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-57546) and related Prospectus of W. R. Berkley Corporation and to the reference to our firm under the heading "Experts" in this Amendment No. 1 to Registration Statement on Form S-3 and related Prospectus. Our reports refer to a change in the method of accounting for insurance-related assessments in 1999.



/s/ KPMG LLP

New York, New York

June 13, 2001